SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report

                      Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): December 10, 2003


                            The Warnaco Group, Inc.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


                                   Delaware
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


                   1-10857                              95-4032739
          -----------------------             ---------------------------------
          (Commission File Number)            (IRS Employer Identification No.)


             501 Seventh Avenue
             New York, New York                           10018
   --------------------------------------               ----------
  (Address of Principal Executive Offices)              (Zip Code)


      Registrant's telephone number, including area code: (212) 287-8000


                                Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

         On December 10, 2003, The Warnaco Group, Inc. announced that it will undertake the following additional restructuring initiatives to lower costs and improve efficiency: (1) further outsourcing of North American intimate apparel production following the sale of the Company's Honduran production facility; (2) closure of Warnaco's 44 remaining Speedo(R) Authentic Fitness(R) retail stores; and (3) rationalization of the Company's Warner's(R) brand organization in the United Kingdom and other European countries. Additionally, the Company announced the sale of its White Stag(R) trademarks to Wal-Mart Stores, Inc. The press release concerning these events is attached hereto as
Exhibit 99.1, and the information contained therein is incorporated herein by reference.

         In addition to the information contained in the press release, the Company announced today that under the terms of the sale agreement for the White Stag(R) trademarks, Wal-Mart will pay Warnaco $10 million in cash today and an additional net present value of $18.7 million (at a discount rate of eight percent) in cash over the next three years. Warnaco will continue to design the White Stag(R) women's sportswear line at Wal-Mart's expense and will receive design incentive fees of no less than $3.6 million in the aggregate through 2006.

         In accordance with general instruction B.2 and B.6 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liability of that section.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE WARNACO GROUP, INC.


Date:  December 10, 2003                       By: /s/Jay A. Galluzzo
                                                   ---------------------------
                                               Name:  Jay A. Galluzzo
                                               Title: Vice President,
                                                      General Counsel
                                                      and Secretary

                                 EXHIBIT INDEX

Exhibit No.         Document
-----------         --------

  99.1              Press Release, dated December 10, 2003